UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 13, 2011

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on May 13, 2011. The following are the voting results for each matter voted upon:

Proposal 1: The election of the following nominees as directors of the Company to serve until the Company’s 2012 Annual Meeting of Stockholders and until their successors are elected.

Name of Director Nominee	Votes For	Votes Withheld
Avtar S. Dhillon	29,585,522	944,411
J. Joseph Kim	29,410,217	1,119,716
Simon X. Benito	29,391,810	1,138,123
Morton Collins	29,397,049	1,132,884
Keith H. Wells	28,868,041	1,661,892

Proposal 2: The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain
64,776,268	227,186	186,556

Proposal 3: The approval, by a non-binding vote, of the compensation of the Company’s named executive officers described in the Company’s proxy statement with respect to the annual meeting.

For	Against	Abstain	Broker Non-Votes
29,102,702	1,232,982	194,249	34,660,077

Proposal 4: The determination, by a non-binding vote, of three years as the frequency with which the Company will submit to its stockholders for approval the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain
13,502,983	716,040	16,180,248	130,662

In light of the results of the advisory vote on Proposal 4, the Company intends to submit to its stockholders for approval the compensation of the Company’s named executive officers every three years, until the next required vote on the frequency of stockholder votes on the compensation of named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: May 18, 2011